Exhibit 99.1

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	John McCallion
(212) 578-7888
METLIFE NAMES BETH HIRSCHHORN EXECUTIVE VICE PRESIDENT,
GLOBAL BRAND, MARKETING AND COMMUNICATIONS
NEW YORK, October 28, 2011 — MetLife, Inc. (NYSE: MET) today announced that Beth Hirschhorn has been named executive vice president of global brand, marketing and communications, effective November 1, 2011. Hirschhorn will continue to report to President and Chief Executive Officer Steven A. Kandarian and become a member of MetLife’s executive group. Previously, Hirschhorn was senior vice president and chief marketing officer.
“Beth’s expanded role reflects the importance I place on continuing MetLife’s transformation to becoming a world-class brand, marketing and customer centric leader. Through her efforts, we will strengthen MetLife’s ability to ensure that customers come to us, stay with us and buy more from us,” Kandarian said. “I am confident that Beth’s experience will add a valuable perspective to the Executive Group as we strive to make MetLife one of the most admired companies not just within the insurance industry, but within any industry.”
Since joining MetLife in 2002, Hirschhorn’s primary focus has been growing MetLife’s iconic brand, aligning company strategy with customer values and effectively managing advertising and promotion, eBusiness, creative services, conferences and events, and the Mature Market Institute — MetLife’s thought leadership arm.
Hirschhorn has led key strategic initiatives for the company designed to dramatically improve the customer experience and strengthen MetLife’s reach and market share. Hallmarks of these efforts include the company’s acquisition of naming rights for MetLife Stadium — home of New York’s Jets and Giants — as well as reinvigoration and expansion of MetLife’s advertising and blimp marketing programs internationally.
Prior to being named chief marketing officer, Hirschhorn managed marketing for MetLife’s U.S. individual and institutional businesses. In this role, she was responsible for value proposition development, customer and field communications, event marketing, multicultural marketing, sales planning and incentives, customer insights and market research.
Hirschhorn has 25 years of experience in the financial services industry. Prior to joining MetLife, she led JP Morgan Chase’s consumer financial services marketing unit. Her financial accountabilities included all fee and net interest income generated by the retail product portfolio as well as product development, customer management functions, and pricing and rate setting in managing the bank’s $60 billion deposit and proprietary money market fund portfolios.
Hirschhorn received her undergraduate degree from Cornell University and her MBA from New York University’s Stern School of Business.
MetLife, Inc. is a leading global provider of insurance, annuities and employee benefit programs, serving 90 million customers in over 50 countries. Through its subsidiaries and affiliates, MetLife holds leading market positions in the United States, Japan, Latin America, Asia Pacific, Europe and the Middle East. For more information, visit www.metlife.com.
This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results. Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s most recent Annual Report on Form 10-K (the “Annual Report”) filed with the U.S. Securities and Exchange Commission (the “SEC”) and Quarterly Reports on Form 10-Q filed by MetLife, Inc. with the SEC after the date of the Annual Report under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors”, MetLife, Inc.’s Current Report on Form 8-K dated March 1, 2011 and other filings MetLife, Inc. makes with the SEC. MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.
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